SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 20, 2005

COMMUNITY CENTRAL BANK CORPORATION (Exact name of Registrant as specified in its Charter)

Michigan State or other jurisdiction of incorporation)	000-33373 (Commission File No.)	38-3291744 (IRS Employer Identification Number)

P.O. Box 7 Mount Clemens, Michigan 48046-0007 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (586) 783-4500

N/A (Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	On December 20, 2005, Celestina Giles was appointed to the Board of Directors of the registrant by unanimous vote of the directors. This appointment is effective January 1, 2006 and will result in the size of the Company's Board of Directors increasing from nine to ten members. Ms Giles was appointed to the nominating committee.

There are no arrangements or understandings between Ms Giles and any other person pursuant to which Ms Giles was selected as a director. There are no transactions to which the registrant is a party and in which Ms Giles had a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Ms Giles is currently a member of the board of the registrant's wholly owned subsidiary, Community Central Bank and was formerly a director of the registrant, having resigned effective April 19, 2005 because she did not qualify as an independent director. Ms Giles was an employee of Community Central Bank until December 31, 2002 but has not served as an employee of the registrant. Ms Giles has no family relations with any directors or executive officers of the registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY CENTRAL BANK CORPORATION
Date: December 27, 2005	By:	/s/ Ray T. Colonius
Ray T. Colonius (Duly Authorized Officer) Chief Financial Officer

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